UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 19, 2014

VOLT SOLAR SYSTEMS, INC.

 (Exact Name of registrant as specified in its Charter)

Florida	000-54602	20-3687391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Fourth Street Building 6, Bridgeport, Pennsylvania	19405
(Address of principal executive offices)	(Zip Code)

(610) 292-0909

(Registrant’s telephone number, including area code)

N/A

 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 19, 2014, the Company filed in a Definitive Information Statement on Schedule 14C to change its name from First Power and Light, Inc to Volt Solar Systems, Inc.  This same document was mailed to all shareholders of record on or about March 21, 2014.

On March 20, 2014, the Company submitted a Certificate of Amendment to the Articles of Incorporation for filing with the Office of the Secretary of the State of Florida to change its name from First Power and Light, Inc. to Volt Solar Systems Inc.  The registrant received notification effective April 11, 2014 that its name change to Volt Solar Systems, Inc had been accepted by the State of Florida.  See Exhibit 3.1.

Item 8.01 – Other Events

On April 30, 2014, Volt Solar Systems, Inc. announced that it has received word from FINRA that its name change from First Power and Light, Inc. will be effective at the open of the market on May 1, 2014. VOLT's new website will be officially launched and can be viewed at www.VoltSolarSystems.com.

VOLT also announces the opening of a new sales and construction office in Wakefield, Massachusetts. This office will provide an extension of VOLT's presence in the New England area. It will service Sales, Marketing and Construction efforts in Massachusetts, Maine, Vermont and New Hampshire. VOLT intends to expand its EPC operations into the New England market and has already begun to take steps to grow its business in this area.

See Exhibit 99.1 for more information.

Item 9.01  Financial Statements and Exhibits

Exhibits

3.1 – Amendment to Articles of Incorporation, Name Change

99.1 – Press Release, April 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 1, 2014

Volt Solar Systems, Inc.

/s/ Malcolm Adler

______________________________

By:  Malcolm Adler

Title:  Chief Executive Officer and President (Principal Executive

                Officer and Principal Accounting/Financial Officer)

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